UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 8, 2005

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28452 (Commission File Number)	87-0355929 (I.R.S. Employer Identification No.)

One Morningside Drive North,

Building B-Suite 300, Westport, CT 06880

(Address of principal executive offices) (zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Form 8-K/A (the “8-K Amendment”) of Velocity Express Corporation (the “Company”) amends the Company’s Form 8-K, dated January 4, 2005 (the “Original Form 8-K”). The Original Form 8-K is incorporated herein by reference.

Item 1.01 Entry into a Material Definitive Agreement

Effective January 4, 2005, Daniel R. DeFazio was appointed by the Board of Directors of Velocity Express Corporation (the “Company”) to serve as the Company’s Chief Financial Officer. In connection with this appointment, a Form 8-K was filed on January 10, 2005. At that time, the employment arrangements between Mr. DeFazio and the Company had not been finalized and the information required by Item 5.02(c)(3) of Form 8-K was not determined. On March 8, 2005, the Company entered into an Employment Agreement with Mr. DeFazio (the “Employment Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Employment Agreement with Mr. DeFazio is “at will” and, therefore, does not have a stated term, and may be terminated by the Company with or without written notice, or by Mr. DeFazio with 30 days’ prior written notice. Mr. DeFazio will receive a minimum annual base salary of $250,000, plus any increases in base compensation as may be authorized from time to time by the Board of Directors. The Employment Agreement also provides for Mr. DeFazio’s participation in the Company’s employee benefit programs and other benefits as described in the Employment Agreement.

In the event of termination of Mr. DeFazio’s employment by reason of his death or by his resignation for any reason, the Company shall provide payment to Mr. DeFazio of the earned but unpaid portion of his base salary through the termination date and the pro-rated portion of any bonus due Mr. DeFazio pursuant to any bonus plan or arrangement established prior to the termination of his employment. In the event Mr. DeFazio’s employment was terminated by the Company for cause (as defined in the Employment Agreement), the Company shall provide payment to Mr. DeFazio of the earned but unpaid portion of his base salary through the termination date.

In the event Mr. DeFazio’s employment was terminated by the Company without cause, the Company will pay to Mr. DeFazio the earned but unpaid portion of his base salary through the termination date and offer Mr. DeFazio a severance option (the “Severance Option”). The Severance Option will entail the Company (i) paying Mr. DeFazio, as severance pay each month, for twelve consecutive months following the termination of his employment, beginning one month after termination from employment, Mr. DeFazio’s monthly base salary in effect at the time of separation, less customary withholdings; (ii) continuing to pay Mr. DeFazio’s group health and dental insurance coverage for the term of the severance payments or 12 months, whichever is greater; and (iii) causing the immediate vesting of any unvested stock options or stock grants held by Mr. DeFazio at the time of the termination of his employment. The Severance Option is conditioned on Mr. DeFazio executing the Company’s standard general release, without revocation, upon the termination of his employment, and for Mr. DeFazio to comply with a restrictive non-competition covenant for a period of twelve months.

The Employment Agreement also contains non-competition and non-solicitation covenants. These covenants, as described in the Employment Agreement, are effective during employment and for a period of 6 and 12 months following termination of employment, respectively. If Mr. DeFazio accepted the Severance Option, both these covenants would be effective during employment and for a period of 12 months following termination of employment.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; appointment of Principal Officers.

(c)

Effective January 4, 2005, Daniel R. DeFazio was appointed by the Board of Directors of the to serve as the Company’s Chief Financial Officer. In connection with this appointment, a Form 8-K was filed on January 10, 2005. At that time, the employment arrangements between Mr. DeFazio and the Company had not been finalized and the information required by Item 5.02(c)(3) of Form 8-K was not determined. On March 8, 2005, the Company entered into an Employment Agreement with Mr. DeFazio. A brief description of the material terms and conditions of the Employment Agreement is listed above under Item 1.01.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between Velocity Express Corporation and Daniel R. DeFazio, dated as of March 8, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2005

VELOCITY EXPRESS CORPORATION

By:	/S/ WESLEY C. FREDENBURG
Name: Wesley C. Fredenburg Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Employment Agreement by and between Velocity Express Corporation and Daniel R. DeFazio, dated as of March 8, 2005.